Exhibit 23.2

INDEPENDENT ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Current Report of Willis Lease Finance Corporation on Form 8-K/A (Amendment No. 1) of our report dated July 13, 2012 with respect to our audit of the consolidated financial statements of JT Power, LLC as of December 31, 2011 and for the year ended December 31, 2011.

/s/ AKT LLP

AKT LLP
Carlsbad, CA
January 14, 2014